NEWS RELEASE

For Immediate Release
October 18, 2017

For Further Information Contact:
Charles R. Hageboeck, Chief Executive Officer and President
(304) 769-1102

City Holding Company Announces Third Quarter Results

Charleston, West Virginia - City Holding Company (“Company” or “City”) (NASDAQ:CHCO), a $4.1 billion bank holding company headquartered in Charleston, today announced quarterly net income of $13.9 million and diluted earnings of $0.89 per share.

Highlights of the Company’s third quarter performance and results included the following:

•	Return on assets and return on tangible equity of 1.37% and 13.2%, respectively.

•
Reported net interest income increased $2.2 million, or 7.5%, from the quarter ended September 30, 2016, while net interest income exclusive of accretion from fair value adjustments increased $2.5 million, or 8.6%, from the quarter ended September 30, 2016.

•	Total loan growth of $59.7 million, or 2.0%, from December 31, 2016 to September 30, 2017.

•
Asset quality continues to remain strong with nonperforming assets declining to $14.7 million or 0.47% of total loans and other real estate owned. Past due loans remained steady at just 0.24% of total loans outstanding.

Net Interest Income

The Company’s net interest income increased from $31.3 million during the second quarter of 2017 to $32.0 million during the third quarter of 2017. The Company’s tax equivalent net interest income increased $0.8 million, or 2.4%, from $31.6 million during the second quarter of 2017 to $32.4 million during the third quarter of 2017. Higher yields on commercial and residential real estate loans increased net interest income $0.6 million from the quarter ended June 30, 2017. In addition, higher average investment balances ($30.9 million) and higher average loan balances ($16.5 million) increased net interest income by $0.2 million and $0.2 million, respectively. These increases were partially offset by increased interest expense as a result of higher interest rates on interest bearing liabilities of $0.3 million. The Company’s reported net interest margin remained stable at 3.45% for the third quarter of 2017 compared to 3.46% for the second quarter of 2017. Excluding the favorable impact of the accretion from the fair value adjustments, the net interest margin would have been 3.39% for the quarter ended June 30, 2017 and 3.41% for the quarter ended September 30, 2017.

Credit Quality

The Company’s ratio of nonperforming assets to total loans and other real estate owned improved modestly from 0.48% at June 30, 2017 to 0.47% at September 30, 2017. Total nonperforming assets decreased from $14.9 million at June 30, 2017 to $14.7 million at September 30, 2017. Total past due loans decreased from $8.0 million, or 0.26% of total loans outstanding, at June 30, 2017 to $7.6 million, or 0.24% of total loans outstanding, at September 30, 2017.

As a result of the Company’s quarterly analysis of the adequacy of the Allowance for Loan Losses (“ALLL”), the Company recorded a provision for loan losses of $1.4 million in the third quarter of 2017, compared to $1.4 million for the comparable period in 2016 and $0.5 million for the second quarter of 2017. The provision for loan losses recorded in the third quarter of 2017 reflects revisions to the regulatory rating of a shared national credit (“SNC”) in which the Company is a participant, changes in the quality of the portfolio and general improvement in the Company’s historical loss rates used to compute the allowance not specifically allocated to individual credits. The Company recorded a provision for loan losses of $1.1 million, or 77.1% of the quarterly provision for loan losses, during the quarter ended September 30, 2017 for a SNC. SNCs are credit facilities greater than $20 million that are shared by three or more federally supervised financial institutions and are reviewed annually by regulatory authorities at the agent bank level. The SNC that the Company is a participant is for a local customer that outgrew the lending limit of the Company and involves three banks. The reserve recorded in the quarter ended September 30, 2017, related to this SNC reflects the loss factors associated with the rating assigned to this SNC as a result of the current year review by the Office of the Comptroller of the Currency (“OCC”). The Company’s balance outstanding at September 30, 2017, associated with this SNC is $25.8 million, with an additional commitment of $6.4 million related to a line of credit to the borrower. As of September 30, 2017, the SNC is performing in accordance to terms and debt service coverage ratios are acceptable. Changes in the amount of the provision and related allowance are based on the Company’s detailed systematic methodology and are directionally consistent with changes in the composition and quality of the Company’s loan portfolio. The Company believes its methodology for determining the adequacy of its ALLL adequately provides for probable losses inherent in the loan portfolio and produces a provision and allowance for loan losses that is directionally consistent with changes in asset quality and loss experience.

Non-interest Income

Non-interest income was $14.6 million during the third quarter of 2017. During the third quarter of 2016, the Company realized investment gains of $2.7 million, which represented partial recoveries of impairment charges previously recognized on pools of trust preferred securities. Exclusive of this gain, non-interest income increased from $14.1 million for the third quarter of 2016 to $14.6 million for the third quarter of 2017. This increase was mainly due to an increase in service charges of $0.6 million, or 8.4%, from the third quarter of 2016 and an increase in trust and investment management fee income of $0.1 million, or 10.7%. These increases were partially offset by a decrease in other income of $0.2 million.

Non-interest Expenses

Non-interest expenses decreased $1.0 million, from $25.3 million in the third quarter of 2016 to $24.3 million in the third quarter of 2017. This decrease was primarily due to a decrease in legal and professional fees of $0.4 million, a decrease in repossessed asset losses of $0.2 million, and a decrease in FDIC insurance expense of $0.2 million.

Balance Sheet Trends

Loan balances have increased $59.7 million (2.0%) from December 31, 2016 to $3.11 billion at September 30, 2017. Commercial real estate loans increased $31.4 million (2.6%), commercial and industrial loans increased $19.1 million (10.3%) and residential real estate loans increased $14.5 million (1.0%). These increases were partially offset by a decrease in home equity junior lien loans ($2.3 million) and consumer loans ($2.2 million).

Total average depository balances decreased $67.4 million, or 2.0%, from the quarter ended June 30, 2017 to the quarter ended September 30, 2017. The Company experienced decreases in savings deposits ($57.7 million), interest-bearing deposits ($9.5 million), and noninterest-bearing demand deposits ($5.2 million). Over the last year, one of the Company’s customers accumulated over $100 million in deposits. During June 2017, this particular customer made a significant distribution which returned their depository balance to its normal level.

Income Tax Expense

The Company’s effective income tax rate for the third quarter of 2017 was 33.5% compared to 32.5% for the year ended December 31, 2016, and 33.2% for the quarter ended September 30, 2016. The effective rate is based upon the Company’s expected tax rate for the year ended December 31, 2017.

Capitalization and Liquidity

The Company’s loan to deposit ratio was 95.4% and the loan to asset ratio was 75.8% at September 30, 2017. The Company maintained investment securities totaling 14.8% of assets as of the same date. The Company’s deposit mix is weighted toward checking and saving accounts that fund 53.2% of assets at September 30, 2017. Time deposits fund 26.2% of assets at September 30, 2017, with time deposits of more than $250,000 funding only 2.8% of assets, reflecting the core retail orientation of the Company.

The Company is also strongly capitalized. The Company’s tangible equity ratio increased from 9.3% at December 31, 2016 to 10.5% at September 30, 2017. In the first quarter of 2017, the Company sold 441,000 common shares at a weighted average price of $64.48 per share, net of broker fees pursuant to an at-the-market common stock offering. No additional common shares have been sold after the first quarter of 2017. At September 30, 2017, City National Bank’s Leverage Ratio was 9.04%, its Common Equity Tier I ratio was 12.74%, its Tier I Capital ratio was 12.74%, and its Total Risk-Based Capital ratio was 13.44%. These regulatory capital ratios are significantly above levels required to be considered “well capitalized,” which is the highest possible regulatory designation.

On September 27, 2017, the Board approved a quarterly cash dividend of $0.44 cents per share payable October 31, 2017, to shareholders of record as of October 13, 2017.

On September 12, 2017 the Company opened a new banking office in the King’s Daughters Medical Center in Ashland, Kentucky. On October 16, 2017 the Company announced plans to construct a new banking office in Morgantown, West Virginia, one of the state’s fastest growing cities and the third largest MSA. Morgantown is home to West Virginia University, the state’s largest university.

City Holding Company is the parent company of City National Bank of West Virginia. City National Bank operates 86 branches across West Virginia, Virginia, Kentucky and Ohio.

Forward-Looking Information

This news release contains certain forward-looking statements that are included pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Such information involves risks and uncertainties that could result in the Company's actual results differing materially from those projected in the forward-looking statements. Important factors that could cause actual results to differ materially from those discussed in such forward-looking statements include, but are not limited to, (1) the Company may incur additional loan loss provision due to negative credit quality trends in the future that may lead to a deterioration of asset quality; (2) the Company may incur increased charge-offs in the future; (3) the Company could have adverse legal actions of a material nature; (4) the Company may face competitive loss of customers; (5) the Company may be unable to manage its expense levels; (6) the Company may have difficulty retaining key employees; (7) changes in the interest rate environment may have results on the Company’s operations materially different from those anticipated by the Company’s market risk management functions; (8) changes in general economic conditions and increased competition could adversely affect the Company’s operating results; (9) changes in other regulations and government policies affecting bank holding companies and their subsidiaries, including changes in monetary policies, could negatively impact the Company’s operating results; (10) the Company may experience difficulties growing loan and deposit balances; (11) the current economic environment poses significant challenges for us and could adversely affect our financial condition and results of operations; (12) deterioration in the financial condition of the U.S. banking system may impact the valuations of investments the Company has made in the securities of other financial institutions resulting in either actual losses or other than temporary impairments on such investments; (13) the effects of the Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and the regulations promulgated and to be promulgated thereunder, which may subject the Company and its subsidiaries to a variety of new and more stringent legal and regulatory requirements which adversely affect their respective businesses; (14) the impact of new minimum capital thresholds established as a part of the implementation of Basel III; and (15) other risk factors relating to the banking industry or the Company as detailed from time to time in the Company’s reports filed with the Securities and Exchange Commission, including those risk factors included in the disclosures under the heading “ITEM 1A Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016.  Forward-looking statements made herein reflect management's expectations as of the date such statements are made. Such information is provided to assist stockholders and potential investors in understanding current and anticipated financial operations of the Company and is included pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances that arise after the date such statements are made. Further, the Company is required to evaluate subsequent events through the filing of its September 30, 2017 Form 10-Q. The Company will continue to evaluate the impact of any subsequent events on the preliminary September 30, 2017 results and will adjust the amounts if necessary.

CITY HOLDING COMPANY AND SUBSIDIARIES
Financial Highlights
(Unaudited)

	Three Months Ended					Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
	2017	2017	2017	2016	2016	2017	2016

Earnings
Net Interest Income (FTE)	$32,384	$31,632	$30,804	$30,638	$30,002	$94,822	$89,179
Net Income available to common shareholders	13,932	14,688	16,026	14,656	13,232	44,646	37,476

Per Share Data
Earnings per share available to common shareholders:
Basic	$0.89	$0.94	$1.04	$0.97	$0.88	$2.87	$2.48
Diluted	0.89	0.94	1.04	0.97	0.88	2.86	2.48
Weighted average number of shares:
Basic	15,485	15,462	15,252	14,894	14,899	15,391	14,902
Diluted	15,505	15,487	15,277	14,914	14,910	15,415	14,913
Period-end number of shares	15,618	15,617	15,586	15,128	15,007	15,618	15,007
Cash dividends declared	$0.44	$0.44	$0.44	$0.43	$0.43	$1.32	$1.29
Book value per share (period-end)	32.03	31.54	30.9	29.25	28.97	32.03	28.97
Tangible book value per share (period-end)	26.99	26.49	25.83	24.01	23.69	26.99	23.69
Market data:
High closing price	$71.91	$72.78	$67.93	$68.29	$50.6	$72.78	$50.6
Low closing price	59.94	61.34	60.86	48.49	44.53	59.94	40.82
Period-end closing price	71.91	65.87	64.48	67.60	50.29	71.91	50.29
Average daily volume	54	56	57	57	61	55	65
Treasury share activity:
Treasury shares repurchased	—	—	—	—	—	—	231
Average treasury share repurchase price	$—	$—	$—	$—	$—	$—	$43.34
Common share issuance:
Common shares issued (in thousands)	—	—	441	108	—	441	—
Average common share issue price (a)	$—	$—	$64.48	$66.21	$—	$64.48	$—

Key Ratios (percent)
Return on average assets	1.37%	1.43%	1.60%	1.49%	1.38%	1.46%	1.31%
Return on average tangible equity	13.20%	14.20%	16.50%	16.10%	14.90%	14.60%	14.40%
Yield on interest earning assets	3.92%	3.90%	3.88%	3.81%	3.85%	3.90%	3.91%
Cost of interest bearing liabilities	0.61%	0.56%	0.54%	0.50%	0.49%	0.57%	0.49%
Net Interest Margin	3.45%	3.46%	3.45%	3.42%	3.48%	3.46%	3.52%
Non-interest income as a percent of total revenue	31.30%	32.30%	31.90%	32.10%	32.10%	31.80%	31.60%
Efficiency Ratio (a)	51.80%	52.00%	53.80%	48.90%	56.30%	52.90%	56.60%

Price/Earnings Ratio (b)	20.20	17.52	15.51	17.38	14.33	18.8	15.18

Capital (period-end)
Average Shareholders' Equity to Average Assets	12.29%	11.99%	11.66%	11.25%	11.35%
Tangible equity to tangible assets	10.49%	10.40%	9.95%	9.30%	9.39%
Consolidated City Holding Company risk based capital ratios (c):
CET I	15.08%	14.88%	14.61%	13.41%	13.00%
Tier I	15.65%	15.45%	15.18%	13.98%	13.59%
Total	16.40%	16.17%	15.91%	14.73%	14.33%
Leverage	11.05%	10.79%	10.83%	10.08%	9.92%
City National Bank risk based capital ratios (c):
CET I	12.74%	12.27%	11.74%	11.23%	11.14%
Tier I	12.74%	12.27%	11.74%	11.52%	11.73%
Total	13.44%	12.96%	12.44%	12.24%	12.45%
Leverage	9.04%	8.62%	8.40%	8.33%	8.55%

Other
Branches	86	85	85	85	85
FTE	835	839	833	847	834

Assets per FTE	$4,910	$4,836	$4,951	$4,704	$4,636
Deposits per FTE	3,900	3,907	4,073	3,815	3,812

(a) The common share issue price is presented net of commissions and excludes one-time offering costs of approximately $265,000.
(b) The price/earnings ratio is computed based on annualized quarterly earnings.
(c) September 30, 2017 risk-based capital ratios are estimated.

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Statements of Income
(Unaudited) ($ in 000s, except per share data)

	Three Months Ended					Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
	2017	2017	2017	2016	2016	2017	2016
Interest Income
Interest and fees on loans	$32,004	$31,115	$30,104	$30,126	$29,444	$93,223	$88,011
Interest on investment securities:
Taxable	3,666	3,480	3,444	3,277	3,183	10,591	9,115
Tax-exempt	665	686	663	481	419	2,014	1,141
Interest on deposits in depository institutions	31	17	3	—	—	51	—
Total Interest Income	36,366	35,298	34,214	33,884	33,046	105,879	98,267

Interest Expense
Interest on deposits	3,796	3,660	3,429	3,137	3,006	10,885	8,915
Interest on short-term borrowings	349	187	157	188	90	693	283
Interest on long-term debt	195	189	181	179	172	565	503
Total Interest Expense	4,340	4,036	3,767	3,504	3,268	12,143	9,701
Net Interest Income	32,026	31,262	30,447	30,380	29,778	93,736	88,566
Provision for loan losses	1,393	510	681	1,301	1,432	2,584	3,093
Net Interest Income After Provision for Loan Losses	30,633	30,752	29,766	29,079	28,346	91,152	85,473

Non-Interest Income
Gains on sale of investment securities	—	—	4,276	—	2,668	4,276	3,513
Service charges	7,415	7,074	6,730	6,995	6,842	21,219	19,709
Bankcard revenue	4,291	4,372	4,140	4,142	4,216	12,804	12,373
Trust and investment management fee income	1,471	1,612	1,386	1,597	1,329	4,469	3,976
Bank owned life insurance	774	968	1,229	952	846	2,972	2,374
Other income	660	895	746	685	846	2,303	2,510
Total Non-Interest Income	14,611	14,921	18,507	14,371	16,747	48,043	44,455

Non-Interest Expense
Salaries and employee benefits	12,876	12,945	13,078	12,427	12,993	38,899	38,456
Occupancy and equipment	2,916	2,956	2,838	2,792	2,759	8,710	8,303
Depreciation	1,450	1,510	1,525	1,516	1,585	4,486	4,719
FDIC insurance expense	328	328	375	137	508	1,031	1,485
Advertising	689	781	733	445	667	2,203	2,161
Bankcard expenses	1,051	970	943	1,011	1,188	2,964	3,143
Postage, delivery, and statement mailings	517	504	555	492	517	1,576	1,588
Office supplies	377	345	361	320	325	1,082	1,044
Legal and professional fees	504	440	449	515	869	1,393	1,671

Telecommunications	494	492	484	494	459	1,470	1,318
Repossessed asset losses, net of expenses	107	147	336	244	305	589	646
Other expenses	3,000	2,755	2,923	2,063	3,109	8,683	9,173
Total Non-Interest Expense	24,309	24,173	24,600	22,456	25,284	73,086	73,707
Income Before Income Taxes	20,935	21,500	23,673	20,994	19,809	66,109	56,221
Income tax expense	7,003	6,812	7,647	6,338	6,577	21,463	18,745
Net Income Available to Common Shareholders	$13,932	$14,688	$16,026	$14,656	$13,232	$44,646	$37,476

Distributed earnings allocated to common shareholders	$6,797	$6,797	$6,782	$6,428	$6,376	$20,391	$19,128
Undistributed earnings allocated to common shareholders	6,981	7,733	9,067	8,051	6,699	23,767	17,901
Net earnings allocated to common shareholders	$13,778	$14,530	$15,849	$14,479	$13,075	$44,158	$37,029

Average common shares outstanding	15,485	15,462	15,252	14,894	14,899	15,391	14,902
Shares for diluted earnings per share	15,505	15,487	15,277	14,914	14,910	15,415	14,913

Basic earnings per common share	$0.89	$0.94	$1.04	$0.97	$0.88	$2.87	$2.48
Diluted earnings per common share	$0.89	$0.94	$1.04	$0.97	$0.88	$2.86	$2.48

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Balance Sheets
($ in 000s)

	(Unaudited)	(Unaudited)	(Unaudited)		(Unaudited)
	September 30,	June 30,	March 31,	December 31,	September 30,
	2017	2017	2017	2016	2016
Assets
Cash and due from banks	$54,281	$54,577	$164,887	$62,263	$57,233
Interest-bearing deposits in depository institutions	28,884	27,783	25,925	25,876	7,576
Cash and cash equivalents	83,165	82,360	190,812	88,139	64,809

Investment securities available-for-sale, at fair value	525,633	504,660	470,098	450,083	434,717
Investment securities held-to-maturity, at amortized cost	66,989	69,798	72,308	75,169	79,499
Other securities	15,988	16,039	10,240	14,352	11,895
Total investment securities	608,610	590,497	552,646	539,604	526,111

Gross loans	3,105,912	3,083,767	3,074,173	3,046,226	2,957,912
Allowance for loan losses	(19,554)	(19,063)	(19,209)	(19,730)	(19,550)
Net loans	3,086,358	3,064,704	3,054,964	3,026,496	2,938,362

Bank owned life insurance	102,706	101,960	101,481	100,732	100,293
Premises and equipment, net	72,334	72,809	73,805	75,165	75,589
Accrued interest receivable	9,236	8,122	8,644	8,408	7,986
Net deferred tax assets	22,355	22,944	24,606	28,043	23,179
Intangible assets	78,730	78,865	79,000	79,135	79,284
Other assets	36,060	35,138	38,029	38,681	50,748
Total Assets	$4,099,554	$4,057,399	$4,123,987	$3,984,403	$3,866,361

Liabilities
Deposits:
Noninterest-bearing	$669,876	$688,223	$714,791	$672,286	$669,865
Interest-bearing:
Demand deposits	711,121	722,440	743,246	695,891	713,642
Savings deposits	799,592	797,552	874,031	822,057	765,195
Time deposits	1,075,945	1,069,932	1,060,690	1,041,419	1,030,584
Total deposits	3,256,534	3,278,147	3,392,758	3,231,653	3,179,286
Short-term borrowings
Federal Funds purchased	79,800	46,400	—	64,100	6,000
Customer repurchase agreements	201,664	177,904	186,686	184,205	173,384
Long-term debt	16,495	16,495	16,495	16,495	16,495
Other liabilities	44,746	45,946	46,402	45,512	56,412
Total Liabilities	3,599,239	3,564,892	3,642,341	3,541,965	3,431,577

Stockholders' Equity
Preferred stock	—	—	—	—	—
Common stock	47,619	47,619	47,619	46,518	46,249
Capital surplus	140,381	139,972	140,305	112,873	105,996
Retained earnings	441,001	433,944	426,126	417,017	408,823
Cost of common stock in treasury	(124,909)	(124,943)	(126,265)	(126,958)	(127,538)
Accumulated other comprehensive loss:
Unrealized gain on securities available-for-sale	883	575	(1,479)	(2,352)	6,013
Underfunded pension liability	(4,660)	(4,660)	(4,660)	(4,660)	(4,759)
Total Accumulated Other Comprehensive Loss	(3,777)	(4,085)	(6,139)	(7,012)	1,254
Total Stockholders' Equity	500,315	492,507	481,646	442,438	434,784
Total Liabilities and Stockholders' Equity	$4,099,554	$4,057,399	$4,123,987	$3,984,403	$3,866,361

Regulatory Capital
Total CET 1 capital	$426,057	$418,449	$409,533	$371,677	$355,934
Total tier 1 capital	442,057	434,449	425,533	387,677	371,934
Total risk-based capital	463,198	454,832	445,938	408,406	392,258
Total risk-weighted assets	2,824,751	2,812,443	2,807,347	2,772,456	2,737,721

CITY HOLDING COMPANY AND SUBSIDIARIES
Loan Portfolio
(Unaudited) ($ in 000s)

	September 30,	June 30,	March 31,	December 31,	September 30,
	2017	2017	2017	2016	2016

Residential real estate (1)	$1,465,942	$1,455,578	$1,444,795	$1,451,462	$1,445,242
Home equity - junior liens	139,702	139,534	139,165	141,965	141,616
Commercial and industrial	204,722	197,429	205,011	185,667	176,387
Commercial real estate (2)	1,260,906	1,256,736	1,250,106	1,229,516	1,158,088
Consumer	30,323	30,860	32,043	32,545	33,614
DDA overdrafts	4,317	3,630	3,053	5,071	2,965
Gross Loans	$3,105,912	$3,083,767	$3,074,173	$3,046,226	$2,957,912

Construction loans included in:
(1) - Residential real estate loans	$19,849	$12,056	$9,777	$14,182	$12,284
(2) - Commercial real estate loans	24,318	20,204	18,499	12,840	7,309

Secondary Mortgage Loan Activity
Mortgage loans originated	$4,474	$5,433	$3,951	$6,444	$5,624
Mortgage loans sold	4,732	5,465	6,118	4,936	5,836
Mortgage loans gain on loans sold	128	142	167	107	129

CITY HOLDING COMPANY AND SUBSIDIARIES
Asset Quality Information
(Unaudited) ($ in 000s)

	Three Months Ended					Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
	2017	2017	2017	2016	2016	2017	2016
Allowance for Loan Losses
Balance at beginning of period	$19,063	$19,209	$19,730	$19,550	$19,139	$19,730	$19,251

Charge-offs:
Commercial and industrial	(40)	(57)	(53)	—	(103)	(150)	(148)
Commercial real estate	(282)	(102)	(180)	(463)	(142)	(564)	(1,213)
Residential real estate	(411)	(258)	(626)	(453)	(539)	(1,295)	(1,281)
Home equity	(17)	(118)	(121)	(90)	(125)	(256)	(300)
Consumer	(18)	(23)	(6)	(24)	(20)	(47)	(102)
DDA overdrafts	(718)	(635)	(636)	(395)	(378)	(1,989)	(1,017)
Total charge-offs	(1,486)	(1,193)	(1,622)	(1,425)	(1,307)	(4,301)	(4,061)

Recoveries:
Commercial and industrial	2	53	2	1	9	57	13
Commercial real estate	60	21	11	40	43	92	447
Residential real estate	130	131	25	74	23	286	113
Home equity	45	—	—	—	—	45	—
Consumer	21	14	11	9	28	46	109
DDA overdrafts	326	319	371	180	183	1,016	585
Total recoveries	584	538	420	304	286	1,542	1,267

Net charge-offs	(903)	(655)	(1,202)	(1,121)	(1,021)	(2,760)	(2,794)
Provision for (recovery of) acquired loans	—	58	(19)	(1)	(4)	39	164
Provision for loan losses	1,393	451	700	1,302	1,436	2,545	2,929
Balance at end of period	$19,554	$19,063	$19,209	$19,730	$19,550	$19,554	$19,550

Loans outstanding	$3,105,912	$3,083,767	$3,074,173	$3,046,226	$2,957,912
Allowance as a percent of loans outstanding	0.63%	0.62%	0.62%	0.65%	0.66%
Allowance as a percent of non-performing loans	182.8%	177.6%	167.7%	140.1%	129%

Average loans outstanding	$3,089,793	$3,073,255	$3,055,979	$3,006,426	$2,919,756	$3,073,133	$2,892,098
Net charge-offs (annualized) as a percent of average loans outstanding	0.12%	0.09%	0.16%	0.15%	0.14%	0.12%	0.13%

CITY HOLDING COMPANY AND SUBSIDIARIES
Asset Quality Information, Continued
(Unaudited) ($ in 000s)

	September 30,	June 30,	March 31,	December 31,	September 30,
	2017	2017	2017	2016	2016
Nonaccrual Loans
Residential real estate	$2,556	$1,608	$2,810	$4,302	$3,919
Home equity	92	153	114	100	154
Commercial and industrial	1,325	1,571	1,353	1,958	2,441
Commercial real estate	6,700	7,250	7,141	7,341	8,077
Consumer	—	—	—	—	—
Total nonaccrual loans	10,673	10,582	11,418	13,701	14,591
Accruing loans past due 90 days or more	22	150	35	382	569
Total non-performing loans	10,695	10,732	11,453	14,083	15,160
Other real estate owned	3,995	4,204	4,405	4,588	5,435
Total non-performing assets	$14,690	$14,936	$15,858	$18,671	$20,595

Non-performing assets as a percent of loans and other real estate owned	0.47%	0.48%	0.52%	0.61%	0.69%

Past Due Loans
Residential real estate	$5,295	$5,648	$3,876	$6,074	$5,713
Home equity	873	628	301	673	925
Commercial and industrial	304	259	611	94	399
Commercial real estate	520	819	1,014	1,115	1,275
Consumer	26	70	38	39	104
DDA overdrafts	551	527	330	599	554
Total past due loans	$7,569	$7,951	$6,170	$8,594	$8,970

Total past due loans as a percent of loans outstanding	0.24%	0.26%	0.20%	0.28%	0.30%

Troubled Debt Restructurings ("TDRs") (period-end)
Accruing:
Residential real estate	$20,741	$20,647	$20,294	$20,643	$19,944
Home equity	2,947	3,146	3,104	3,105	3,159
Commercial and industrial	31	35	38	42	46
Commercial real estate	8,427	8,483	8,513	5,525	2,718
Consumer	—	—	—	—	—
Total accruing TDRs	$32,146	$32,311	$31,949	$29,315	$25,867

Non-Accruing
Residential real estate	$47	$154	100	$172	$452
Home equity	—	—	30	30	85
Commercial and industrial	—	—	—	—	—
Commercial real estate	—	—	—	—	—
Consumer	—	—	—	—	—
Total non-accruing TDRs	$47	$154	$130	$202	$537

Total TDRs	$32,193	$32,465	$32,079	$29,517	$26,404

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Average Balance Sheets, Yields, and Rates
(Unaudited) ($ in 000s)

	Three Months Ended
	September 30, 2017			June 30, 2017			September 30, 2016
	Average		Yield/	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate
Assets:
Loan portfolio (1):
Residential real estate (2)	$1,598,037	$16,117	4.00%	$1,589,748	$15,732	3.97%	$1,570,787	$15,309	3.88%
Commercial, financial, and agriculture (2)	1,457,821	14,903	4.06%	1,448,535	14,473	4.01%	1,311,819	13,066	3.96%
Installment loans to individuals (2), (3)	33,935	630	7.37%	34,972	624	7.16%	37,150	690	7.39%
Previously securitized loans (4)	***	353	***	***	285	***	***	378	***
Total loans	3,089,793	32,003	4.11%	3,073,255	31,114	4.06%	2,919,756	29,443	4.01%
Securities:
Taxable	507,106	3,666	2.87%	478,179	3,480	2.92%	449,977	3,183	2.81%
Tax-exempt (5)	91,276	1,024	4.45%	89,320	1,056	4.74%	54,317	644	4.72%
Total securities	598,382	4,690	3.11%	567,499	4,536	3.21%	504,294	3,827	3.02%
Deposits in depository institutions	31,517	31	0.39%	28,961	17	0.24%	9,623	—	—
Total interest-earning assets	3,719,692	36,724	3.92%	3,669,715	35,667	3.90%	3,433,673	33,270	3.85%
Cash and due from banks	62,723			132,331			87,219
Premises and equipment, net	72,756			73,555			75,743
Other assets	247,076			248,716			263,258
Less: Allowance for loan losses	(20,038)			(19,809)			(19,517)
Total assets	$4,082,209			$4,104,508			$3,840,376

Liabilities:
Interest-bearing demand deposits	$700,625	$159	0.09%	$710,091	$160	0.09%	$687,487	$138	0.08%
Savings deposits	821,949	321	0.15%	879,643	352	0.16%	761,734	234	0.12%
Time deposits (2)	1,070,941	3,316	1.23%	1,066,047	3,147	1.18%	1,030,731	2,634	1.02%
Short-term borrowings	230,030	349	0.60%	199,224	187	0.38%	154,585	90	0.23%
Long-term debt	16,495	195	4.69%	16,495	189	4.60%	16,495	172	4.15%
Total interest-bearing liabilities	2,840,040	4,340	0.61%	2,871,500	4,035	0.56%	2,651,032	3,268	0.49%
Noninterest-bearing demand deposits	698,106			703,259			700,932
Other liabilities	42,202			37,633			52,641
Stockholders' equity	501,861			492,116			435,771
Total liabilities and
stockholders' equity	$4,082,209			$4,104,508			$3,840,376
Net interest income		$32,384			$31,632			$30,002
Net yield on earning assets			3.45%			3.46%			3.48%

(1) For purposes of this table, non-accruing loans have been included in average balances and loan fees, which are immaterial, have been included in interest income.

(2) Included in the above table are the following amounts (in thousands) for the accretion of the fair value adjustments related to the acquisitions of Virginia Savings Bancorp ("Virginia Savings"), Community Financial Corporation ("Community") and American Founders Banks, Inc. ("AFB"):

Residential real estate	$122	$145	$166
Commercial, financial, and agriculture	267	464	311
Installment loans to individuals	3	5	16
Time deposits	—	—	148
	$392	$614	$641

(3) Includes the Company’s consumer and DDA overdrafts loan categories.
(4) Effective January 1, 2012, the carrying value of the Company's previously securitized loans was reduced to $0.
(5) Computed on a fully federal tax-equivalent basis assuming a tax rate of approximately 35%.

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Average Balance Sheets, Yields, and Rates
(Unaudited) ($ in 000s)

	Nine Months Ended
	September 30, 2017			September 30, 2016
	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate
Assets:
Loan portfolio (1):
Residential real estate (2)	$1,591,403	$47,329	3.98%	$1,549,465	$45,267	3.9%
Commercial, financial, and agriculture (2)	1,446,849	42,974	3.97%	1,304,467	39,294	4.02%
Installment loans to individuals (2), (3)	34,881	1,835	7.03%	38,166	2,220	7.77%
Previously securitized loans (4)	***	1,086	***	***	1,230	***
Total loans	3,073,133	93,224	4.06%	2,892,098	88,011	4.06%
Securities:
Taxable	481,372	10,591	2.94%	432,303	9,115	2.82%
Tax-exempt (5)	88,484	3,099	4.68%	46,646	1,754	5.02%
Total securities	569,856	13,690	3.21%	478,949	10,869	3.03%
Deposits in depository institutions	25,822	51	0.26%	9,779	—	—%
Total interest-earning assets	3,668,811	106,965	3.9%	3,380,826	98,880	3.91%
Cash and due from banks	92,159			104,287
Premises and equipment, net	73,686			76,161
Other assets	249,700			260,297
Less: Allowance for loan losses	(19,999)			(19,930)
Total assets	$4,064,357			$3,801,641

Liabilities:
Interest-bearing demand deposits	$706,355	$476	0.09%	$683,926	$458	0.09%
Savings deposits	844,375	998	0.16%	765,222	699	0.12%
Time deposits (2)	1,063,137	9,411	1.18%	1,026,845	7,757	1.01%
Short-term borrowings	208,419	693	0.44%	156,884	283	0.24%
Long-term debt	16,495	565	4.58%	16,495	504	4.08%
Total interest-bearing liabilities	2,838,781	12,143	0.57%	2,649,372	9,701	0.49%
Noninterest-bearing demand deposits	697,231			679,730
Other liabilities	41,159			45,452
Stockholders' equity	487,186			427,087
Total liabilities and
stockholders' equity	$4,064,357			$3,801,641
Net interest income		$94,822			$89,179
Net yield on earning assets			3.46%			3.52%

(1) For purposes of this table, non-accruing loans have been included in average balances and loan fees, which are immaterial, have been included in interest income.

(2) Included in the above table are the following amounts (in thousands) for the accretion of the fair value adjustments related to the acquisitions of Virginia Savings Bancorp ("Virginia Savings"), Community Financial Corporation ("Community") and American Founders Banks, Inc. ("AFB"):

Residential real estate	404	538
Commercial, financial, and agriculture	907	1,360
Installment loans to individuals	17	98
Time deposits	16	444
	$1,344	$2,440

(3) Includes the Company’s consumer and DDA overdrafts loan categories.
(4) Effective January 1, 2012, the carrying value of the Company's previously securitized loans was reduced to $0.
(5) Computed on a fully federal tax-equivalent basis assuming a tax rate of approximately 35%.

CITY HOLDING COMPANY AND SUBSIDIARIES
Non-GAAP Reconciliations
(Unaudited) ($ in 000s)

	Three Months Ended					Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
	2017	2017	2017	2016	2016	2017	2016
Net Interest Income/Margin
Net interest income ("GAAP")	$32,026	$31,262	$30,447	$30,380	$29,778	$93,736	$88,566
Taxable equivalent adjustment	358	370	357	258	224	1,086	613
Net interest income, fully taxable equivalent	$32,384	$31,632	$30,804	$30,638	$30,002	$94,822	$89,179

Average interest earning assets	$3,719,692	$3,669,715	$3,615,884	$3,561,166	$3,433,673	$3,668,811	$3,380,826
Net Interest Margin	3.45%	3.46%	3.45%	3.42%	3.48%	3.46%	3.52%

Net interest income ("GAAP")	$32,026	$31,262	$30,447	$30,380	$29,778	$93,736	$88,566
Taxable equivalent adjustment	358	370	357	258	224	1,086	613
Accretion related to fair value adjustments	(392)	(614)	(338)	(466)	(641)	(1,344)	(2,441)
Net interest income, fully taxable equivalent, excluding accretion	$31,992	$31,018	$30,466	$30,172	$29,361	$93,478	$86,738

Net Interest Margin (excluding accretion)	3.41%	3.39%	3.42%	3.37%	3.40%	3.41%	3.43%

Tangible Equity Ratio (period end)
Tangible common equity to tangible assets	10.49%	10.4%	9.95%	9.3%	9.39%
Effect of goodwill and other intangibles, net	1.72%	1.74%	1.72%	1.8%	1.86%
Equity to assets ("GAAP")	12.2%	12.14%	11.68%	11.1%	11.25%

Income tax expense ("GAAP")	$7,003	$6,812	$7,647	$6,338	$6,577	$21.463	$18.745
FIN 48	—	—	—	554	—	—	—
Income tax expense, excluding FIN 48	$7,003	$6,812	$7,647	$6,892	$6,577	$21.463	$18.745

Income before income taxes	$20,935	$21,500	$23,673	$20,994	$19,809	$66,109	$56,221

Effective tax rate, excluding FIN 48	33.5%	31.7%	32.3%	32.8%	33.2%	32.5%	33.3%
Effective tax rate ("GAAP")	33.5%	31.7%	32.3%	30.2%	33.2%	32.5%	33.3%